                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated July 8, 2002 on the balance sheet of Illinois River Energy, LLC as of April 30, 2002, and the related statements of operations, changes in members equity and cash flows for the period from inception (February 20, 2002) to April 30, 2002, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.

                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                   Certified Public Accountants

Minneapolis, Minnesota
July 23, 2002